UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 12, 2005

WESTAR ENERGY, INC.

(Exact name of registrant as specified in its charter)

KANSAS	1-3523	48-0290150
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

818 South Kansas Avenue, Topeka, Kansas	66612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (785) 575-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WESTAR ENERGY, INC.

Section 7. Regulation FD Disclosure

Item 7.01 - Regulation FD Disclosure

We will be attending the Midwest Utility Seminar on April 12, 2005 in Chicago, Illinois. We are scheduled to give a presentation on Tuesday, April 12, 2005 at 1:45 p.m. (CDT). A copy of the presentation to be used at the seminar is attached to this report and incorporated herein by this reference. The presentation is also available on our web site, http://www.wr.com.

The presentation indicates that we expect to recognize a mark to market gain of approximately $12.3 million for the three months ended March 31, 2005 associated with the coal supply contract for our Lawrence and Tecumseh Energy Centers. As we have previously disclosed, based on the terms of this contract, changes in the fair value of this contract are marked to market through earnings in accordance with the requirements of SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” This may cause volatility in our reported earnings. However, since we anticipate using all of the coal delivered under this contract, we expect that over the life of this contract all changes recognized in the mark to market value of the contract will reverse and will not have an impact on our long-term results of operations.

The presentation also notes that the Kansas Corporation Commission approved our request to accumulate and defer for future recovery $28 million to $32 million of maintenance costs related to the January 4 and 5, 2005 ice storm that impacted substantially all of our service territory and highlights some of the key components of our rate review that we will file with the Kansas Corporation Commission on May 2, 2005, including a request to increase depreciation rates by $25 million to $30 million and a request to recover over a three to five year period approximately $50 million of costs related to a 2002 storm and, as discussed above, the 2005 ice storm.

Section 9. Financial Statements and Exhibits

Item 9.01(c) - Exhibits

Exhibit 99.1    Presentation to Midwest Utility Seminar on April 12, 2005.

The information in this report, including any exhibits hereto, is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. This report, including any exhibits hereto, contains information and data that may constitute forward-looking statements based on assumptions by the management of the Company as of the date of this document. If management’s assumptions prove incorrect or should unanticipated circumstances arise, the Company’s actual results could differ materially from those anticipated. These differences could be caused by a number of factors or combination of factors including, but not limited to, those factors described under the heading “Risk Factors” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 as filed with the Securities and Exchange Commission. Readers are urged to consider such factors when evaluating any forward-looking statement, and the Company cautions you not to put undue reliance on any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Westar Energy, Inc.

Date: April 12, 2005	By:	/s/ LARRY D. IRICK
Larry D. Irick, Vice President, General Counsel
and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Presentation to Midwest Utility Seminar on April 12, 2005.